EXHIBIT 24


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below herebyconstitutes and appoints John Howell Bullion, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K of Orphan Medical, Inc. for the 12 months ended December 31, 2002, and any and all amendments to such Annual report on Form 10-K and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

              Name                           Title                  Date
              ----                           -----                  ----


/s/ Farah Champsi
-----------------
Farah Champsi                               Director             March 31, 2003


/s/ Michael Greene
------------------
Michael Greene                              Director             March 27, 2003


/s/ Thomas King
---------------
Thomas King                                 Director             March 27, 2003


/s/ Julius Vida
---------------
Julius Vida, Ph.D., M.B.A.                  Director             March 27, 2003


/s/ William Wardell
-------------------
William M. Wardell, Ph.D., M.D.             Director             March 30, 2003